Amendment No. 1 to

Research and Development Services Agreement

This Amendment No. 1 to Research and Development Services Agreement (this “Amendment”) dated as of February 17th, 2016 (the “Amendment Date”) is entered into between OncoSec Medical Incorporated, a Nevada corporation (hereinafter, “Company”), having offices at 5820 Nancy Ridge Drive, San Diego, California 92121, and Rev.1 Engineering Inc., a California corporation (hereinafter, “Rev.1”), having offices at 41693 Date Street, Murrieta, California 92562, with respect to the following facts:

A. The Parties entered into the Research and Development Services Agreement dated as of March 3, 2015 (the “Agreement”). All terms used, but not defined, herein shall have the respective meanings set forth in the Agreement.

B. The Parties now desire to amend the Agreement in certain respects on the terms and conditions set forth below.

Now Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby amend the Agreement and otherwise agree as follows:

1. Amendments.

1.1 Exhibit A to the Agreement is hereby amended and restated to read in full as set forth on Attachment 1 hereto.

1.2 Exhibit B to the Agreement is hereby amended and restated to read in full as set forth on Attachment 2 hereto.

1.3 Attachment 3 hereto is hereby incorporated into the Agreement as Exhibit C.

1.4 Section 4(a) of the Agreement is hereby amended by deleting the words “Exhibit ‘B’” and replacing them with “Exhibit ‘A’”.

2. Miscellaneous.

2.1 This Amendment shall be effective for all purposes as of the Amendment Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

2.2 This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

2.3 This Amendment has been executed in the State of California and its validity, construction, and all rights under it shall be governed by the laws of the State of California without reference to conflicts of law principles.

In Witness Whereof, the Parties have duly executed and delivered this Amendment as of the Amendment Date.

Rev.1 Engineering Inc.		OncoSec Medical Incorporated

By:		By:
	Phillip Burke		Punit S. Dhillon
	COO		President and CEO

Attachment 1

Exhibit A – Services; Compensation

A. Services

Services (and related Products) shall be described in Statements of Work in substantially the form attached hereto as Exhibit B. As shown on Exhibit B, each Statement of Work should include, among other things, a term, a description of Services to be performed, deliverable(s) (or percentage progress toward deliverable(s)), and a budget. Each Statement of Work executed under this Agreement shall be incorporated into this Agreement and be governed by its terms.

At least sixty (60) days prior to the commencement of each Period (as identified in the table below) after Period 1, the Parties shall begin negotiation of a Statement of Work for that Period.

During each Period, the Parties shall hold regular meetings (at least monthly) to monitor activity and discuss any changes to or deviations from the Services described in the Statement of Work. Significant changes or deviations must be documented in (i) a Change Order in substantially the form attached hereto as Exhibit C, or (ii) a new Statement of Work.

Period	Dates	Min. Spend during Period	Deposit Amount Applied to Period	Monthly Retainer
1	Jan. 1 – June 30, 2016	$250,000	$50,000	$3,333/mo.
2	July 1 – Dec. 31, 2016	$400,000	$80,000 (plus rollover)	$5,333/mo.
3	Jan. 1 – June 30, 2017	$500,000	$100,000 (plus rollover)	$6,666/mo.
4	July 1 – Dec. 31, 2017	$500,000	Remainder (inc. rollover)	$6,666/mo.
5	Jan. 1 – June 30, 2018	$544,963	Remainder (inc. rollover)	$7,266/mo.

B. Compensation

This is a Time and Materials contract. Monthly invoices will be provided for Services provided. Payment of each invoice is due within fifteen (15) calendar days of Company’s receipt of such invoice. A late payment penalty of two percent (2%) will be imposed following any payments that are deemed late and will be due immediately.

Rev.1 estimates total labor under the Agreement of $2,455,000 and total expenses under the Agreement of $928,000, for an estimated total of $3,383,000. Company has placed a purchase order with Rev.1 in that amount.

The Company has paid to Rev.1 an initial deposit of $350,000 (the “Deposit”). 10% of each invoice related to the Agreement shall be offset by the Deposit, reducing the Deposit accordingly. As of the start of Period 1 (January 1, 2016), $235,827 of the Deposit remains outstanding.

A portion of the Deposit has been allocated to each Period according to the table above. Any Deposit allocated to a Period and remaining (i.e., not applied against an invoice or forfeited as described below) at the end of the Period shall “roll over” to the next Period, in addition to any Deposit amount allocated to that next Period.

If at the conclusion of a calendar month (i) the Company has not yet used/completed Services for the applicable Period that meet or exceed the Minimum Spend for the applicable Period (as identified above), and (ii) the Company did not request Services for the month that met or exceeded the Monthly Retainer for such calendar month (as identified above), the Company shall owe Rev.1 the Monthly Retainer for such month, and Rev.1 may invoice the Company for such monthly retainer, less the 10% portion that shall be applied against the Deposit as described above. Should the Company receive Services in a subsequent month during the same Period, Rev.1 shall credit Monthly Retainer payments it has received against the invoices for such Services.

If at the conclusion of a Period the Company has not requested Services for the applicable Period that meet or exceed the Minimum Spend for the applicable Period (i) any Deposit amounts that were allocated to such Period (including amounts “rolled over” from previous periods) and remain outstanding shall be forfeited by the Company and considered earned by Rev.1, and (ii) any Monthly Retainer payments applicable to such Period and not credited against Services during the Period shall be forfeited by the Company and considered earned by Rev.1.

The Deposit will be consumed over the term of the Agreement as described above until all projects are complete. Any remaining Deposit will be applied to the final project invoice. Except as provided in Section 5(a), upon conclusion of the Agreement and after payment of the final invoice, any remaining portion of the Deposit will be returned to the Company.

Attachment 2

Exhibit B – Form of Statement of Work

Statement of Work No. _______

This Statement of Work (this “SOW”) dated as of ___________, 201__ (the “Project Effective Date”), is subject to and governed by the Research and Development Services Agreement (the “Agreement”) effective as of March 3, 2015 and amended as of February 17th, 2016, between ONCOSEC Medical Incorporated, a Nevada corporation (“OncoSec”), with a place of business at 5820 Nancy Ridge Drive, San Diego, California 92121, and Rev.1 Engineering Inc., a California corporation (“Rev.1”), having a place of business at 41693 Date Street, Murrieta, California 92562.

All terms used, but not defined in this SOW, shall have the respective meanings set forth in the Agreement.

OncoSec hereby engages Rev.1 to perform the Project described below on the terms and conditions of this SOW and the Agreement. Rev.1 hereby accepts such engagement, and shall perform such Project and otherwise act in strict accordance with the terms and conditions of this SOW and the Agreement.

A.	Project Name:

B.	Project Effective Date:

C.	Project End Date:

D.	Services:

a.	Project description:

b.	Project work product, milestones, and other deliverables:

i.

ii.

iii.	Other related Research and Development Services, as requested by OncoSec

E.	Project materials and other technology to be provided by OncoSec (if any):

a.

b.

F.	Project budget/estimate (attach detailed budget if appropriate):

a.

b.

The term of the Project described herein shall commence on the Project Effective Date and shall continue until the earlier of the date on which the Project is completed or the Project End Date, unless this SOW is terminated by either party upon 10 days’ written notice.

IN WITNESS WHEREOF, the parties hereto have each caused this SOW to be executed by their duly-authorized representatives as of the date first set forth above.

OncoSec Medical Incorporated

By:
Name:
Title:

Rev.1 Engineering Inc.

By:
Name:
Title:

Attachment 3

Exhibit C – Form of Change Order

Change Order No. _______ for Task Order No. _______

This Change Order (this “Change Order”) dated as of ___________, 201__ (the “Change Date”), hereby amends the Task Order No. ___ (the “Task Order”) pursuant to the Research and Development Services Agreement (the “Agreement”) effective as of March 3, 2015 and amended as of February 17th, 2016, between ONCOSEC Medical Incorporated, a Nevada corporation (“OncoSec”), with a place of business at 5820 Nancy Ridge Drive, San Diego, California 92121, and Rev.1 Engineering Inc., a California corporation (“Rev.1”), having a place of business at 41693 Date Street, Murrieta, California 92562.

This Change Order is subject to and governed by the Agreement.

Effective as of the Change Date, the Task Order hereby is amended as follows:

A.	Changes to Project End Date:

B.	Changes to Services to be performed by Rev.1:

a.	Changes to Project description:

b.	Changes to Project work product, milestones, and other deliverables:

C.	Changes to Project materials and other technology to be provided by OncoSec:

D.	Changes to Project budget/estimate:

Except as otherwise expressly amended hereby, the remaining terms and conditions of the Task Order shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have each caused this Change Order to be executed by their duly-authorized representatives as of the date first set forth above.

OncoSec Medical Incorporated

By:
Name:
Title:

Rev.1 Engineering Inc.

By:
Name:
Title: